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Exhibit 3.61

(7/93)

ARTICLES OF INCORPORATION

OF

COMPUPHARM OF VIRGINIA, INC.

        The undersigned, pursuant to Chapter     of Title 13.1 of the Code of Virginia, state(s) as follows:

  1.
  The name of the corporation is:

    CompuPharm of Virginia, Inc..

  2.
  The number (and classes, if any) of shares the corporation is authorized to issue is (are):

Number of shares authorized	Classes(es)
1,000	Common Stock
  3.
  A.    The corporation's initial registered office address which is the business address of the initial registered agent is:

5911 Staples Mill Road	Richmond VA	23228,

(number/street)	(city or town)	(ZIP code)
    B.
    The registered office is physically located in the ☐ city or ☒ County of Henrico.

  4.
  A.    The name of the corporation's initial registered agent is Edward R. Parker.

  B.
  The initial registered agent is (mark appropriate box):
(1)	An individual who is a resident of Virginia and
☐ an initial director of the corporation
☒ a member of the Virginia State Bar
OR
(2)	☐ a professional corporation or professional limited liability company of attorneys registered under Section 54.1-3902, Code of Virginia
  5.
  The NAMES AND ADDRESSES of the initial directors are:

    Kerry Nielson        300 Corporate Pointe, Suite 400, Culver City, GA 90230

    Edwin Bernstein        300 Corporate Pointe, Suite 400, Culver City, CA 90230

    Robert A. Palmer        121 Algonquin Parkway, Whippany, New Jersey 07981

  6.
  INCORPORATOR(S):

/s/ SUZANNE M. FORMAN Signature(s)	Suzanne M. Forman Printed name(s)

See instructions on the reverse.

ARTICLES OF AMENDMENT
OF
COMPUPHARM OF VIRGINIA, INC.

ONE

        The name of the corporation is CompuPharm of Virginia, Inc.

TWO

        Article I of the Articles of Incorporation of the corporation is hereby amended to read as follows:

          "1. The name of the corporation is: TeamCare of Virginia, Inc."

THREE

        The foregoing amendment was adopted on August 7, 1996.

FOUR

        The amendment was submitted to the sole shareholder by the board of directors in accordance with the provisions of Chapter 9 of Title 13.1 of the Code of Virginia, and:

        The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment were:

Designation	No. of Outstanding Shares	No. of Votes
Common	100	100

        The total number of undisputed votes cast for the amendment by the sole voting group was 100 shares.

        The undersigned assistant secretary declares that the facts herein stated are true as of August 8, 1996.

COMPUPHARM OF VIRGINIA, INC.
By:	/s/ M. HENRY DAY, JR. M. Henry Day, Jr. Assistant Secretary

ARTICLES OF AMENDMENT OF

TeamCare of Virginia, Inc.

ONE

        The name of the corporation is TeamCare of Virginia, Inc.

TWO

        The new name of the corporation is NeighborCare of Virginia, Inc.

THREE

        The foregoing amendment was adopted on November 20, 1998.

FOUR

        The amendment was adopted by unanimous consent of the shareholders.

        The undersigned Vice President, Chairman's Office and Corporate Secretary declares that the facts herein stated are true as of November 20, 1998.

TeamCare of Virginia, Inc.
By:	/s/ IRA C. GUBERNICK Ira C. Gubernick, Vice President, Chairman's Office and Corporate Secretary

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  Exhibit 3.61